SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VAIL RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 .

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction apples:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December 10, 2003

SUPPLEMENT TO PROXY STATEMENT FOR THE 2003

ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The following information, being mailed to shareholders on or about December 10, 2003, supplements and amends the Notice of the 2003 Annual Meeting of Shareholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated November 26, 2003, furnished in connection with the solicitation of proxies by the Board of Directors of Vail Resorts, Inc. (the “Company”), for use at its Annual Meeting of Shareholders (the “Meeting”), to be held on Thursday, January 8, 2004 at 10:00 a.m., Eastern Standard Time at The Essex House, 160 Central Park South, New York, New York 10019, and at any adjournment or postponement of the Meeting.

The information contained in this Supplement should be read in conjunction with the Proxy Statement. There is no change in the time or place of the annual meeting or the record date to determine shareholders entitled to notice of and to vote at the annual meeting.

Change in Directors

On December 9, 2003, Marc J. Rowan, a Class 1 Director of the Company since October 1992, informed the Board that he has determined not to stand for re-election at the Meeting. The Class 1 Directors of the Board have determined to nominate Mr. John J. Hannan in substitution for Mr. Rowan.

Immediately below, please find biographical information with respect to Mr. Hannan.

Mr. Hannan is one of the founding principals of Apollo Advisors (1990), which, together with its affiliated investment managers, manages the Apollo Investment Funds. Mr. Hannan serves on the board of directors of Pacer International, Inc. and on the Supervisory Board of Directors of Buhrmann NV. Mr. Hannan also serves on the board of several non-profit and community organizations.

If you are a holder of Common Stock, no new proxy card is enclosed with this Supplement as Mr. Hannan is standing for election as a Class 1 Director and only holders of Class A Common Stock can elect Class 1 Directors. A proxy card was delivered to you along with the Proxy Statement and that proxy card may still be used.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR VOTE BY USING THE INTERNET OR THE TELEPHONE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors

Martha D. Rehm
Senior Vice President,
General Counsel and Secretary

VAIL RESORTS, INC.

2003 ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 8, 2004

10:00 a.m. Eastern Standard Time

The Essex House

160 Central Park South

New York, New York 10019

137 Benchmark Road Avon, Colorado 81620	Proxy

This proxy is solicited by the Board of Directors for use at the 2003 Annual Meeting of Shareholders on Thursday, January 8, 2004.

The shares of CLASS A COMMON STOCK you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Jeffrey W. Jones and Martha D. Rehm, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Vail Resorts, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò  Please detach here  ò

The Board of Directors Recommends a vote FOR Items 1, 2 and 3.

1. Election of Class 1 Directors:	01	John R. Hauge	04	William L. Mack	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02	Roland A. Hernandez	05	John J. Hannan
	03	Robert A. Katz

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants.	☐	For	☐	Against	☐	Abstain

3. In their discretion, upon other matters as they properly come before the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.